                                                                    Exhibit 3.10


                           CERTIFICATE OF AMENDMENT
              by Shareholders to the Articles of Incorporation of



                          OHIO SOUND AND MUSIC, INC.
--------------------------------------------------------------------------------
                             (Name of Corporation)


             Carl J. Tippit                 , who is:
--------------------------------------------
[_] Chairman of the Board [X] President  [_] Vice President (check one)

and

        Neil McGinness        , who is:  [X] Secretary [_] Assistant Secretary
------------------------------
 (Check one)

of the above named Ohio corporation organized for profit does hereby certify that: (check the appropriate box and complete the appropriate statements)

[_] a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on ________________, 19___ at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitled them to exercise _____% of the voting power of the corporation.

[X] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

          Resolved: That the Fourth Article of the Articles of Incorporation of this Corporation be amended to read as follows: "The maximum number of shares which the Corporation is authorized to have outstanding is Five Hundred Thousand (500,000) shares, all of which shall be common shares, without par value.


     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereunto subscribed their names this 23/rd/ day of February, 1996.


                                    By      /s/ Carl J. Tippit
                                       ----------------------------------------
                                                 President

                                    By     /s/ Neil McGinness
                                       ----------------------------------------
                                                 Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities, Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.